SECOND AMENDMENT
                   TO CONSULTING AND NON-COMPETITION AGREEMENT

     This Second Amendment to Consulting and Non-Competition Agreement is made and entered into as of the 30th day of June, 2000, between Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company") and James H. Williams ("Consultant").

                                   BACKGROUND

     The Company and Consultant are parties to a certain Consulting and Non-Competition Agreement (the "Agreement") dated as of January 1, 1995, as amended. The parties desire to amend the Agreement, effective as of the date hereof, in accordance with the terms and conditions set forth below.

     Accordingly, in consideration of the mutual covenants herein contained, and of the mutual benefits herein provided, and intending to be legally bound hereby, the Company and Consultant hereby agree as follows:

          1. Section 1 of the Agreement is amended and restated in its entirety as follows:

               The Company hereby retains Consultant who agrees to serve on the terms and conditions herein set forth. Subject to termination as hereinafter provided, the initial term of this Agreement shall commence on January 1, 1995 and end on December 31, 2004 and shall thereafter automatically renew from year to year (each a renewal term) unless and until terminated by written notice of either party to the other, given at least ninety (90) days prior to the expiration of the then-current renewal term. The period from January 1, 1995 through December 31, 2004 or any extended date of termination, as the case may be, is hereinafter referred to as the "Consulting Period".

          2. The first two sentences of Section 3 of the Agreement are hereby amended and restated in their entirety as follows:

               During the Consulting Period, the Company shall pay Consultant consulting fees at the annual rate of $150,000, payable in equal consecutive monthly installments. Such fees shall be increased from time to time on a basis consistent with the relative adjustments to base cash compensation for the senior executive officers of the Company, but in no event shall such fees exceed Two Hundred Thousand Dollars ($200,000) per year.

          3. Section 5(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

               (i) the close of business on December 31, 2004 or any later date to which this Agreement shall have been extended by mutual agreement of the parties:

          4. Section 7(b) of the Agreement is amended and restated in its entirety as follows:

             (b)      If to Consultant, to:

                      Mr. James H. Williams
                      2039 E. River Road
                      Grand Island, NY 14072

          5. Subject to the modifications set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Consulting and Non-Competition Agreement as of the date first above written.

                                          BLONDER TONGUE LABORATORIES, INC.



/s/ James H. Williams                     By: /s/ James A. Luksch
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    James H. Williams                             James A. Luksch, President